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                                                                   Exhibit 10.43



                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "AGREEMENT") is made as of the 24th day of September, 1997 (the "EFFECTIVE DATE"), by and between CHEMTRAK INCORPORATED, a Delaware corporation ("CHEMTRAK") and ASTRA MERCK INC. ("AMI"), a Delaware corporation.

                                    RECITALS

         WHEREAS, the parties have agreed to terminate the Distribution and Supply Agreement between the parties dated March 1, 1995 ("DISTRIBUTION AND SUPPLY AGREEMENT"), as amended, regarding the distribution, marketing and sale of ChemTrak's Heliobacter pylori (H. pylori) assay device ("HP PRODUCT");

         WHEREAS, ChemTrak has agreed that AMI may retain certain rights to the Hp Product allowing AMI to regain the right to distribute, market, and sell the Hp Product;

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants set forth below and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       OPTION RIGHTS.

         1.1. For one (1) year from the Effective Date ("Option Period"), ChemTrak hereby grants AMI an option ("Option") to obtain non-exclusive rights to distribute, market and sell the Hp Product.

         1.2. AMI may exercise the Option within the Option Period by notifying ChemTrak thereof in writing and by indicating the date within the Option Period on which AMI desires to commence the distribution, marketing and sale of the Hp Product; provided, however, that such date shall be no later than ninety (90) days from the date of such written notice.

2.       TERMS OF DISTRIBUTION.

         Prior to the inception of the distribution, marketing and sale of the Hp Product by AMI and no later than the ninety (90) day period set forth in
Section 1.2 above, the parties shall negotiate and agree on the terms under which AMI shall distribute, market and sell the HP Product on a non-exclusive basis in the Territory.

3.       TERMINATION OF OPTION RIGHTS.

         3.1. This Agreement shall terminate on the first anniversary of the Effective Date.




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         3.2. At any time during the Option Period, ChemTrak may request in writing that AMI exercise its option as set forth in Section 1.2 above. If within fourteen (14) days from receipt of such written request, AMI has not notified ChemTrak of its exercising the Option, this Agreement shall terminate and the Option shall be deemed to have expired at the end of such fourteen (14) day period.

4.       MISCELLANEOUS

         4.1. Any notices to be delivered under this Agreement shall be made in writing and shall be effective if received by the other party within the periods specified herein.

         4.2. Capitalized terms used but not defined herein shall have the meaning set forth in the Distribution and Supply Agreement.

         4.3. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.


         IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first written above.


CHEMTRAK INCORPORATED                      ASTRA MERCK INC.



By:  /s/ Edward F. Covell                  By:  /s/ Matthew W. Emmens
   ------------------------------             ----------------------------------

Title:  President/Chief                    Title:  President and Chief
        Executive Officer                          Executive Officer
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